U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Finger Tip Drive, Inc.,
                             -----------------------
      (Exact name of registrant as specified in its charter)

Nevada                            7375                               33-0967307
------                            ----                               ----------
(State or other         (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of          Classification Code Number)        Identification No.)
incorporation or
organization)

17210 Beach Boulevard, Huntington Beach, California                        92647
----------------------------------------------------                       -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                  714.596.6828
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                      Facsimile 949.250.8656
    (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=============================== ================== ==================== ======================= ===============
         Title of each class          Amount        Proposed maximum       Proposed maximum       Amount of
            of securities              to be         offering price           aggregate          registration
          to be registered          registered          per share           offering price           fee
------------------------------- ------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value      1,000,000(1)           $0.15               $150,000              $13.80
------------------------------- ------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value       130,000(2)            $0.15                $19,500               $1.79
=============================== ================== ==================== ======================= ===============
                                                                           Total Registration Fee:  $15.59

(1) Represents shares offered for sale by Finger Tip Drive, Inc. (2) Represents shares offered by selling shareholders. The offering price of $0.15 per share for the selling shareholders was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             Finger Tip Drive, Inc.,
                              a Nevada corporation

                 1,130,000 Shares of Common Stock

         This prospectus relates to 1,130,000 shares of our common stock. We are offering for sale 1,000,000 shares of our common stock in a direct public offering. The purchase price is $0.15 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Frank Drechsler, will offer and sell the shares on our behalf. If all of the shares offered are purchased, the proceeds to us will be $150,000. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement.

---------------------- --------------------- ------------------ ---------------
 Title of securities     Number of offered     Offering price      Proceeds
    to be offered             shares              per share
---------------------- --------------------- ------------------ ---------------
   Common Stock(1)           1,000,000              $0.15          $150,000
---------------------- --------------------- ------------------ ---------------
 (1)Represents shares offered for sale by Finger Tip Drive, Inc.

         Additionally, the selling security holders want to sell 130,000 shares of our issued and outstanding common stock. The selling security holders will sell at a price of $0.15 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

         See "Risk Factors" on Pages 5 to 8 for factors to be considered before purchasing shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.


                The date of this prospectus is September 4, 2002.
                             Subject to completion.

               TABLE OF CONTENTS

Prospectus Summary ............................................................4
Risk Factors..................................................................11
Use of Proceeds...............................................................12
Determination of Offering Price...............................................12
Dilution......................................................................12
Selling Security Holders......................................................13
Plan of Distribution..........................................................13
Legal Proceedings.............................................................16
Directors, Executive Officers, Promoters and Control Persons..................16
Security Ownership of Certain Beneficial Owners and Management................17
Description of Securities.....................................................17
Interest of Named Experts and Counsel.........................................18
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities....................................................18
Organization Within Last Five Years...........................................18
Description of Business.......................................................18
Management' Discussion and Analysis of Financial Condition
and Results of Operations.....................................................22
Description of Property.......................................................23
Certain Relationships and Related Transactions................................23
Market for Common Equity and Related Stockholder Matters......................24
Executive Compensation .......................................................25
Financial Statements..........................................................26
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure......................................................38
Legal Matters.................................................................38
Experts.......................................................................38
Additional Information........................................................38
Indemnification of Directors and Officers.....................................38
Other Expenses of Issuance and Distribution...................................38
Recent Sales of Unregistered Securities.......................................38
Exhibits......................................................................38
Undertakings..................................................................39
Signatures....................................................................41

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:                      Our principal business address is 17210 Beach
                                   Boulevard, Huntington Beach, California
                                   92647. Our telephone number is 714.596.6828.

                                   We intend to be an online information
                                   management service that allows our members to store, manage and share their personal and business information from a single virtual location on the Internet. We believe these functions are important to Internet users who seek new forms of communications to facilitate both the types of content and the ability to remotely access that content. We believe our market has characteristics and benefits similar to the growth and adoption of the Internet-based email market. We believe that the current potential market for online information management is extremely large. We intend to target Internet users who possess a high degree of integration between their personal and business Internet use and frequently participate in e-commerce. We will attempt to attract a diverse member base to drive multiple streams of revenue for our proposed strategic partners and us.


Our state of organization:         We were incorporated in Nevada on April 26,
                                   2001.


Summary financial information:     The summary financial information set forth
                                   below is derived from the more detailed
                                   financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form
                                   SB-2 in accordance with generally accepted accounting principles in the United States.
                                   All information should be considered in
                                   conjunction with our financial statements and the notes contained elsewhere in this Form
                                   SB-2.


        Income Statement         Period from                 Period from
                               April 26, 2001 to          April 26, 2001 to
                                 June 30, 2002            December 31, 2001
                                      $                            $

        Revenue                      190                          190
     Gross Profit (Loss)           (31,998)                     (20,858)
      Net Income (Loss)            (31,998)                     (20,858)
Net Income (Loss) Per Share         (.01)                         (.00)



        Balance Sheet           June 30, 2002             December 31, 2001
                                      $                           $

         Total Assets               2,406                        3,046
       Total Liabilities              0                            0
     Shareholders' Equity           2,406                        3,046



Primary offering
----------------

Number of shares being offered:    We intend to sell 1,000,000 shares of our
                                   common stock being registered pursuant to this registration statement.

Number of shares outstanding       6,130,000 shares of our common stock are
after the offering:                currently issued and outstanding. After the
                                   offering, 7,130,000 shares of our common stock will be issued and outstanding.

Estimated use of                   We will receive $150,000 if all of the
proceeds:                          offered shares are sold. We intend to use any
                                   proceeds from such sale for marketing
                                   expenses and for working capital.

Secondary offering
------------------

Number of shares being offered:    The selling security holders want to sell
                                   130,000 shares of our issued and outstanding common stock. The selling security holders will sell at a price of $0.15 per share until the shares are quoted on the OTC Bulletin
                                   Board and thereafter at prevailing market prices or privately negotiated prices.

Estimated use of                   We will not receive any of the proceeds from
proceeds:                          the sale of those shares being offered by the
                                   selling security holders.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks related to our business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in April 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of June 30, 2002, our losses since inception were approximately $31,998. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from conducting marketing activities and becoming profitable.

In order to further develop our business and fund proposed marketing activities, we believe that we need proceeds of approximately $150,000 from this offering. We believe that $150,000 will be sufficient to pay for the expenses of this offering and our proposed marketing activities. We may not realize sufficient proceeds to complete further development costs, or to provide adequate cash flow for planned marketing expenses. We have not yet engaged in any significant marketing of our products and services. Our marketing activities are significantly limited and, to pay for more sophisticated marketing activities, we need to raise funds in this offering. Our inability to raise sufficient funds in this offering may significantly hinder our growth and our ability to market our products and services. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We depend on our members becoming active users of Finger Tip Drive.

To date, no members have ever used our services because we are currently developing our website and infrastructure. If members do not actively and regularly use our services following the launch of our website, our business will suffer. Moreover, we may be unable to generate revenue from members who use our services. We expect only a small percentage of our members will ever pay us for any of our services. Present and future members may be unwilling to pay for services they receive free of charge, through introductory programs, or may not subscribe for premium fee-based services.

Any failures of, or capacity constraints in, our systems could harm our business and our reputation and slow the growth of our membership.

We will need to continuously modify and enhance Finger Tip Drive to keep pace with rapid technological developments and the changing needs of our users. Decreased traffic or loss of service may result in a loss of membership. Our website must accommodate a high volume of traffic and deliver frequently updated information, the accuracy and timeliness of which is critical to our business. Traffic on our website is expected to grow rapidly. If we fail to increase capacity to accommodate increased use of our system, we may experience slower response times or system failures.

Any of these problems could harm our business. We cannot guaranty that we will be successful in developing new services, enhancing our existing services or introducing them timely to the market. Any failure or delay in diversifying and enhancing our existing service offerings could harm our business. In addition, uncertainties about the timing and nature of new Internet-related technologies, or modifications to existing technologies, could increase our research and development expenses. The failure of our services to operate effectively with the existing and future technologies will limit or reduce the market for our services, result in user dissatisfaction and could seriously harm our business.

Our business will suffer if the market for Internet advertising fails to develop or develops more slowly than expected.

We anticipate that we will generate revenues from the sale of banner advertising and sponsorship activities. Our ability to generate advertising revenues will depend on, among other factors, the development of the Internet as an advertising medium, the amount of traffic on our website and our ability to achieve and demonstrate user and member demographic characteristics that are attractive to advertisers. Potential advertisers and advertising agencies typically have limited experience with the Internet as an advertising medium and have not devoted a significant portion of their advertising expenditures to Internet-based advertising. The widespread adoption of technologies that permit Internet users selectively to block-out unwanted graphics, including advertisements, attached to website pages could also hinder the growth of the Internet as an advertising medium. Therefore, there is no guarantee that our banner advertising services will generate sufficient revenues.

Others may obtain domain names which are similar to our web domain name, which may cause confusion among web users and decrease any potential value of our name.

We currently own the web domain name www.fingertipdrive.com. Currently, the acquisition and maintenance of domain names is regulated by governmental agencies such as the U.S. Department of Commerce and their designees such as Internet Corporation for Assigned Names and Numbers or ICANN. The regulation of domain names in the U.S. and in foreign countries has recently changed. These changes include the introduction of additional top-level domains such as ".us" for United States and ".au" for Australia. As a result, others may obtain domain names which are similar to ours, which could cause confusion among web users trying to locate our site. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to ours. The acquisition of similar domain names by third parties could cause confusion among web users attempting to locate our site and could decrease the value of our name and the use of our site.


Risks related to owning our common stock:

The concurrent offering of shares by our selling security holders with the offering of shares to be sold by us may make it more difficult for us to sell our shares.

We are selling 1,000,000 shares concurrently with the sale of 130,000 shares by the selling security holders. To the extent that selling security holder and our shares are being offered for sale concurrently, each sale of shares held by our selling security holders may reduce the number of investors willing to buy our shares as well as the demand for our shares. As a result, we may not be able to raise sufficient funds from this offering to implement our business strategy and our ability to raise capital may be hampered.

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $150,000 if all of the shares of common stock offered by us at $0.15 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.

========================== =================== ================== ================== ==================================
  Offered Shares Sold       Offering Proceeds     Approximate         Total Net        Principal Uses of Net Proceeds
                                               Offering Expenses  Offering Proceeds
-------------------------- ------------------- ------------------ ------------------ ----------------------------------
   250,000 shares (25%)          $37,500            $16,166            $21,334                 Working Capital
-------------------------- ------------------- ------------------ ------------------ ----------------------------------
                                                                                       Marketing Expenses and Working
   500,000 shares (50%)          $75,000            $16,166            $58,834                     Capital
-------------------------- ------------------- ------------------ ------------------ ----------------------------------
                                                                                       Marketing Expenses and Working
   750,000 shares (75%)         $112,500            $16,166            $96,334                     Capital
-------------------------- ------------------- ------------------ ------------------ ----------------------------------
                                                                                       Marketing Expenses and Working
 1,000,000 shares (100%)        $150,000            $16,166           $133,834                     Capital
========================== =================== ================== ================== ==================================

If less than 25% of the shares are sold, then we intend to use the net proceeds that we receive solely for working capital. Working capital will be used to pay general administrative expenses of approximately $10,000, legal expenses of approximately $10,000 and accounting expenses of approximately $7,000 for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities.

Assuming at least 50% of the shares are purchased, we intend to use 25% of the net proceeds for marketing expenses, and 75% of the proceeds for working capital. Marketing expenses includes costs associated with in person marketing presentations to potential customers, including travel and entertainment expenses. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 1,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share.

Dilution
--------

We intend to sell 1,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 1,000,000 shares of common stock will be sold. The founding shareholders include Frank Drechsler and Marc Seely, our officers and directors.

======================= ===================================== ================================ ==================
                                     Shares Issued                   Total Consideration
                        ------------------------------------- --------------------------------       Price
                               Number               Percent       Amount             Percent       Per Share
----------------------- ---------------------- -------------- ----------------- -------------- ------------------
Founding Shareholders     6,000,000 Shares          84.15%        $6,000              3.55%         $0.001
----------------------- ---------------------- -------------- ----------------- -------------- ------------------
Shareholders               130,000 Shares            1.82%       $13,000              7.69%          $0.10
----------------------- ---------------------- -------------- ----------------- -------------- ------------------
Purchasers of Shares      1,000,000 Shares          14.03%       $150,000            87.76%          $0.15
======================= ====================== ============== ================= ============== ==================

Total                     7,130,000 Shares           100%        $169,000             100%
======================= ====================== ============== ================= ============== ==================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2002.

---------------------------------------------------- ----------------------- ------------------ -----------------------
                                                         100% of offered       50% of offered      25% of offered
                                                         shares are sold       shares are sold     shares are sold
---------------------------------------------------- ----------------------- ------------------ -----------------------
Offering Price                                       $0.15 per share         $0.15 per share    $0.15 per share
---------------------------------------------------- ----------------------- ------------------ -----------------------
Net tangible book value at 06/30/02                  $0.000 per share        $0.000 per share   $0.000 per share
---------------------------------------------------- ----------------------- ------------------ -----------------------
Net tangible book value after giving effect to the
offering                                             $0.019 per share        $0.009 per share   $0.004 per share
---------------------------------------------------- ----------------------- ------------------ -----------------------
Increase in net tangible book value per share
attributable to cash payments made by new investors  $0.019 per share        $0.009 per share   $0.004 per share
---------------------------------------------------- ----------------------- ------------------ -----------------------
Per Share Dilution to New Investors                  $0.131 per share        $0.141 per share   $0.146 per share
---------------------------------------------------- ----------------------- ------------------ -----------------------
Percent Dilution to New Investors                             87%                   93%                 97%
---------------------------------------------------- ----------------------- ------------------ -----------------------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

1. the number of shares owned by each selling security holder prior to this offering;
2. the total number of shares that are to be offered for each selling security holder;
3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering; and
4. the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the company.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

---------------------- ------------------------ ------------------------ --------------------------- ---------------------------
    Name of Selling      Amount of Shares of      Amount of Shares of       Amount of Shares of         Percentage of Common
    Security Holder     Common Stock Owned by     Common Stock to be       Common Stock Owned by     Stock Owned if all of the
                          Selling Security      Offered by the Selling    Selling Security Holder     Offered Shares Are Sold
                          Holder Before the         Security Holder          After the Offering
                              Offering
---------------------- ------------------------ ------------------------ --------------------------- ---------------------------
Taylor Housser                10,000                   10,000                       0                           0%
--------------------------------------------------------------------------------------------------------------------------------
Andrew Meade                  30,000                   30,000                       0                           0%
--------------------------------------------------------------------------------------------------------------------------------
Randall Lanham                50,000                   50,000                       0                           0%
--------------------------------------------------------------------------------------------------------------------------------
Datacon Ltd                   10,000                   10,000                       0                           0%
--------------------------------------------------------------------------------------------------------------------------------
Chris Radomski                30,000                   30,000                       0                           0%
--------------------------------------------------------------------------------------------------------------------------------

Plan of Distribution
--------------------

Primary Offering. We are offering for sale 1,000,000 shares of our common stock in a direct public offering. We have not conducted any discussions or negotiations for the sale of all or any portion of those 1,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 1,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization. This offering will terminate six months following the effective date of this registration statement.

Frank Drechsler, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Drechsler is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

     o Mr. Drechsler is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
     o Mr. Drechsler will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
     o Mr. Drechsler is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Drechsler will restrict his participation to the following activities:

     o preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
     o responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
     o performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states:
Nevada, New York, Colorado, the District of Columbia and North Carolina.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Secondary Offering. The offering by the selling security holders will start as soon as this registration statement is declared effective. The selling security holders will sell at a price of $0.15 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions.

The shares of common stock being offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification. The following states have adopted an exemption from state registration for any isolated non-issuer transaction, whether or not effected through a broker-dealer: Alabama, Alaska, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, Rhode Island, South Carolina, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. Therefore, the selling security holders may offer their shares of common stock promptly in those states in reliance upon a state law exemption from state registration or qualification. The State of California provides an exemption from non-issuer transaction qualification requirements for any offer or sale of a security by the owner for his or her account if the sale is not accompanied by the publication of any advertisement and is not effected by or through a broker-dealer in a public offering.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. Our directors and principal executive officers are as specified on the following table:

==================== =============== ==========================================
Name                      Age        Position
-------------------- --------------- ------------------------------------------
Frank Drechsler            35        President, Secretary and a Director
-------------------- --------------- ------------------------------------------
Marc Seely                 33        Treasurer and a Director
==================== =============== ==========================================

Frank Drechsler. Mr. Drechsler has been our President, Secretary and one of our directors since our inception. From June 2001 to June 2002, Mr. Drechsler was the president, secretary and a director of JPAL, Inc., a reporting company and Nevada corporation that became Essential Reality, Inc. in June 2002. Mr. Drechsler was also the vice-president, secretary and a director of Expressions Graphics, Inc., a reporting company and a Nevada corporation from December 2001 to April 2002. Mr. Drechsler is also a director of Zowcom, Inc., a Nevada corporation that is also a reporting company, and has held that position since July 2001 to the present. From October 1998 to May 2001, Mr. Drechsler was the president and a director of Pacific Trading Post, Inc., a Nevada corporation, which marketed and sold products on the Internet within the outdoor sports industries, specifically in the areas of skate, surf and snow. In January 1998, Mr. Drechsler co-founded and developed the business model for skatesurfsnow.com, where he was responsible for the day-to-day operations. During 1997, Mr. Drechsler was self-employed as a consultant and helped start up companies develop sales and marketing programs. From 1995 to December 1996, Mr. Drechsler was the international sales manager for Select Distribution. Mr. Drechsler graduated from California State University, Fullerton with a Bachelor of Science degree in International Business in 1992. Mr. Drechsler is not an officer or director of any other reporting company.

Marc Seely. Mr. Seely has been our Treasurer and one of our directors since our inception. Mr. Seely is also the secretary, treasurer, and a director of Zowcom, Inc., a Nevada corporation that is also a reporting company, and has held those positions since July 2001 to the present. For the past six years, Mr. Seely has been self-employed as a computer consultant. Mr. Seely has participated in the development of business-to-business solutions for multinational companies such as Hewlett Packard, Sony and Mass Mutual. Mr. Seely has ten years of database programming combined with six years focused on Internet applications. Mr. Seely has spoken at the University of Southern California, the University of California, Los Angeles and Orange Coast College on the topic of multimedia technologies. Mr. Seely also possesses six years experience of network topology for multimedia and web server installations. Mr. Seely has acted as an alpha tester of Cold Fusion, a software application, since its initial version. Mr. Seely has also acted as a beta tester of Microsoft's Windows NT and other Microsoft applications for the last six years. Mr. Seely is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 4, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The percentages in the table assume that the selling security holders will not sell any of their shares which are being registered in this registration statement.

Title of Class  Name and Address of Beneficial    Amount and Nature of   Percent of Class    Percent of Class   Percent of Class if
                Owner                               Beneficial Owner     if No Shares are      if 1,000,000      500,000 Shares are
                                                                               Sold          Shares are Sold            Sold
--------------- --------------------------------- ---------------------- ------------------ ------------------- --------------------
Common Stock    Frank Drechsler                     5,000,000 shares,         81.57%              70.13%               75.41%
                17210 Beach Boulevard                  president,
                Huntington Beach, CA 92647         secretary, director


Common Stock    Marc Seely                          1,000,000 shares,         16.31%              14.03%               15.08%
                17210 Beach Boulevard              treasurer, director
                Huntington Beach, CA 92647

Common Stock    All directors and named             6,000,000 shares          97.88%              84.15%               90.5%
                executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 50,000,000 shares of $.001 par value common stock, and 5,000,000 shares of $.001 par value preferred stock. As of September 4, 2002, there were 6,130,000 shares of our common stock issued and outstanding. No preferred stock is issued or outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Frank Drechsler and Marc Seely were our promoters. In April 2001, we issued 5,000,000 shares of our common stock to Mr. Drechsler in exchange for services valued at $5,000, and 1,000,000 shares of our common stock to Mr. Seely in exchange for services valued at $1,000.

Description of Business
-----------------------

Our Background. We were incorporated in Nevada on April 26, 2001.

Our Business. We intend to be an online information management service that allows our members to store, manage and share their personal and business information from a single virtual location on the Internet. We believe these functions are important to Internet users who seek new forms of communications to facilitate both the types of content and the ability to remotely access that content. We believe our market has characteristics and benefits similar to the growth and adoption of the Internet-based email market. We believe that the current potential market for online information management is extremely large. We intend to target Internet users who possess a high degree of integration between their personal and business Internet use and frequently participate in e-commerce. We will attempt to attract a diverse member base to drive multiple streams of revenue for our proposed strategic partners and us.

In the current information-based economy, we believe that the protection and management of data is becoming increasingly important to businesses and individual computer users. In our estimation, many businesses seek to use their electronic data to gain a competitive advantage by enabling their employees and business partners to access their data from multiple locations. To address this objective, we believe that companies with significant resources generally use network-based solutions that require the implementation of complex document management software, specialized network servers and dedicated storage devices and that these solutions are not viable consumer solutions and are not cost-effective for small and medium-sized businesses because they can be capital intensive and require technical personnel.

We believe that many small and medium-sized businesses and individual computer users rely on hard-drives, diskettes and removable storage devices to protect and manage their electronic data. Although these traditional solutions are relatively inexpensive, they are often unreliable, difficult to manage, have limited remote access capabilities and lack the ability to grow to meet future demands. In our estimation, many businesses also rely on email because most data storage and document management solutions do not address the need to share and collaborate on files. Although email provides an efficient means of communication, we believe that this method is not secure and does not offer advanced document management capabilities, such as version control and change tracking.

The expanding quantity of information, increasingly in rich text or media format, and the desire to access the Internet from different locations and devices are some of the factors which we believe drive the need for an online information management solution. In addition, to remain competitive, we believe owners of websites are constantly seeking ways to add functionality to their current offerings, add new visitors, increase the frequency and duration of visits, and increase revenue opportunities. We also believe that users are increasingly seeking an online information management solution that allows them to privately and securely access both personal and business information at any time, from any location. Furthermore, we believe business-to-business websites can also benefit from integrating online information management services into their offerings.

We believe that Finger Tip Drive will allow any Internet user to securely and easily store, manage and share personal and business information from a single virtual location because it is designed to be completely device and platform agnostic. In addition, because members can share files by specifying a particular folder to which another individual has access, we expect that privacy concerns involving storing personal and business information in the same account will be minimized. We hope that our intuitive user interface and our integration into our strategic partners' websites and applications allow users to easily manage and organize activities from multiple websites through their Finger Tip Drive account. We also propose to enter into partnerships with highly trafficked websites in an effort to increase their value to their users by adding functionality, increasing stickiness and aiding in the generation of incremental revenue opportunities and customer acquisition.

Our Industry. In our estimation, storing data is a huge industry and should be expected to grow in the following years because companies have significant data to store and also need to quickly retrieve and use that data. We believe that many small and medium sized businesses faced with the shortcomings of traditional solutions to technology infrastructure challenges are outsourcing technology functions to application service providers, which we believe allows businesses to gain access to the latest technologies without increasing expenditures for technical personnel and equipment. Therefore, we expect a significant market opportunity to exist for application service providers who offer Internet-based data storage and management services allowing such businesses and individual computer users to protect, store, access and share their critical information at any time and from any location.

Services. Our Finger Tip Drive will be an Internet-based service that enables users to securely and efficiently protect their data by storing it at our networked data centers. We are currently designing Finger Tip Drive to be an Internet-based document management system that will enable workgroups to share and collaborate on documents stored at our data centers. We expect the initial version of Finger Tip Drive will include features such as version control, change and comment tracking, revision notification and access control.

We propose to offer storage, web hosting and advertisement services. Our proposed web storage service will allow users to easily store and share files and information. Our services are accessible only to registered users, who are initially allotted 40 megabytes of memory upon registration. Users may increase their designated storage capacity by purchasing additional units of storage space. Unlike other providers of Internet storage space, we propose to offer our own web hosting services.

We have designed our services to be secure by encrypting data prior to transmission, maintaining the data in encrypted form at our data centers and returning it to the user in encrypted form. Our systems are reliable because we have designed them with multiple redundancies. Our services are easy to use because they have a simple Windows-based interface and run automatically each day with minimal user effort. Our services are cost-effective because users can implement them without any hardware, additional software or technical personnel. In addition, we have designed our systems to scale to accommodate millions of simultaneous users.

We also propose to sell advertising space in the form of banner advertising. Under our model of banner advertising sales, the amount of banner advertisement space available will be directly correlated with the number of page views our site receives. If the site receives one million page requests on a given day, then one million banner advertisement spaces would be available to sell. Banner advertisements are available for purchase by advertisers in impression blocks of one thousand. The cost of each block of one thousand is referred to as the cost-per-thousand impressions (CPMs). We estimate that advertising space will cost of $25.00 to $60.00 per CPM, depending on our traffic volume and the size of the banner and its location on our site. In comparison, standard advertising rates for banners however average $30 per CPM. We believe that our site can earn significant revenues from banner advertising.

Our Business Strategy. Our objective is to become the leading provider of Internet-based data protection, storage and management services to small and medium-sized businesses and individual computer users. To achieve this objective, we intend to:

     o strengthen our co-marketing programs with existing marketing partners and develop new relationships with other industry-leading companies;
     o increase awareness of the Finger Tip Drive brands to position ourselves as a leading provider of online data storage and management solutions;
     o introduce new services and enhancements based on our proprietary technology to address the evolving needs of small and medium-sized businesses and individual computer users;
     o    continue to invest in developing new technologies and services;
     o establish new, state-of-the-art data centers that will enhance the security and reliability of our solutions; and
     o pursue strategic acquisitions to broaden our offerings, expand our technology platform and capitalize on consolidation opportunities in our market.

Growth Strategy. We intend to be the leading provider of online information management services with the largest base of registered members and active users. We plan to achieve this membership growth, build our Finger Tip Drive brand and grow our revenues through the following:

     o capitalize on our growing member base to drive multiple revenue streams;
     o target and expand strategic partnerships with highly trafficked websites with attractive user demographics;
     o enable our strategic partners to create and manage new and enhanced applications that utilize our Finger Tip Drive services;
     o work in conjunction with strategic partners to enable multiple mobile devices to utilize our Finger Tip Drive services;
     o private label our Finger Tip Drive services to business-to-business websites; and
     o pursue international expansion through localized Finger Tip Drive services.

Advertising and marketing. We intend to implement an advertising and co-marketing campaign to increase awareness of the Finger Tip Drive brand and to acquire new users and expand and strengthen our strategic relationships. Our target market primarily consists of small to medium size companies, digital media users and students. Our marketing and advertising efforts will be targeted at these groups.

We will seek to maximize the value of our storage space services by creating vertically integrated services by including secondary services such as web-hosting and web-banner advertising services. We will conduct sponsorships and other promotional activities geared towards our primary target market by soliciting "site sponsors," engaging in co-marketing activities and contemporaneous service and product launches. These sponsorship and promotional activities will build our brand image and increase our presence in the market while offering a return benefit to the sponsor.

Competition. The information storage and management industry is very competitive and extremely fragmented. We compete directly with other companies and businesses that have developed and are in the process of developing a platform for Internet based data storage and management. Many of these competitors have greater financial and other resources, and more experience in research and development, than us. We cannot guaranty that other products, which are functionally equivalent or similar to our products, are not marketed or will not be marketed. For example, Sun, IBM, Compaq, Hewlett-Packard, and Hitachi have all announced major storage initiatives to acquire a greater share of the storage market.

Government Regulation. Online commerce is new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are relatively new and evolving. Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted to address issues such as user privacy, pricing, content, copyrights, distribution, antitrust matters and the quality of products and services. The adoption of these laws or regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our website and could otherwise harm our business. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy is uncertain. Most of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues of the Internet. New laws applicable to the Internet may impose substantial burdens on companies conducting online commerce. In addition, the growth and development of online commerce may prompt calls for more stringent consumer protection laws in the United States and abroad.

Taxing authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes. The adoption of any of these laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our products and services, increase costs and otherwise harm our business, results of operations and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

We also may be subject to regulation not specifically related to the Internet, such as laws affecting the telecommunications industry. For example, several telecommunications carriers have asked the FCC to regulate telecommunications over the Internet. Due to the increasing use of the Internet and the burden it has placed on the telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet and online service providers and to impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. In this event, our margins could be negatively impacted.

Intellectual Property.

We currently own the web domain name www.fingertipdrive.com. Currently, the acquisition and maintenance of domain names is regulated by governmental agencies such as the U.S. Department of Commerce and their designees such as Internet Corporation for Assigned Names and Numbers or ICANN. The regulation of domain names in the U.S. and in foreign countries has recently changed. These changes include the introduction of additional top-level domains such as ".us" for United States and ".au" for Australia. As a result, others may obtain domain names which are similar to ours, which could cause confusion among web users trying to locate our site. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to ours. The acquisition of similar domain names by third parties could cause confusion among web users attempting to locate our site and could decrease the value of our name and the use of our site.

Our Research and Development. We are not currently conducting any research and development activities other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of September 4, 2002, we have two employees. We do not currently anticipate that we will hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.

Facilities. Our administrative offices are located at 17210 Beach Boulevard, Huntington Beach, California, 92647.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

For the period from April 26, 2001, our date of formation, through June 30,
2002.
---------------------------------------------------------------------------

Liquidity and Capital Resources. We have cash of $1,776 as of June 30, 2002. We believe that our available cash is sufficient to pay our day-to-day expenditures. We also have $630 in property and equipment, making our total assets $2,406. In 2001, we sold 130,000 shares of common stock to five investors for $0.10 per share. The total proceeds were approximately $13,000. Those proceeds were used to provide us with working capital. As of June 30, 2002, we had no liabilities, long term commitments or contingencies.

Results of Operations.

Revenues. We have realized revenues of approximately $190 during the period ended June 30, 2002. We hope that our revenues will increase significantly as we expand our customer base.

Operating Expenses. For the period ended June 30, 2002, our total expenses were approximately $32,188, which were represented by general and administrative expenses. For the period ended June 30, 2002, we experienced a net loss of approximately $31,998.

For the period from April 26, 2001, our date of formation, through December 31, 2001.
-------------------------------------------------------------------------------

Results of Operations.

Revenues. We have realized revenues of approximately $190 from computer storage and data management services that we provided during the period ended December 31, 2001. We anticipate that our revenues will increase significantly as we expand our customer base.

Operating Expenses. For the period ended December 31, 2001, our total expenses were approximately $21,048, which were represented by general and administrative expenses. For the period ended December 31, 2001, we experienced a net loss of approximately $20,858.

Our Plan of Operation for the Next Twelve Months. In our management's opinion, to effectuate our business plan in the next twelve months, the following events should occur or we should reach the following milestones in order for us to become profitable:

We must conduct marketing activities to promote our services and obtain additional customers to increase our customer base. We currently market our business primarily through referrals and our website. We hope to undertake future marketing efforts by means of articles and advertisements at trade shows and in industry publications. Within six months, we hope to have increased our customer base.

We must develop our website so that it will function as a means for clients to access our range of services and communicate with us for support services as well as for use as a marketing tool to inform and persuade customers to engage our services. We intend to develop our website so that we utilize a database set up on the backend, which will capture customer information and allow us to process information concerning our clients and potential clients. One objective for our website is to interact with clients in "real time" so that they feel that their needs are being taken care of professionally and on a personal level. Within six to twelve months, we should have developed our website to provide those services.

We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.

We have cash of $1,776 as of June 30, 2002. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Those funds do not include any funds raised in this offering. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering. If we do not raise adequate funds from this offering, then we may not be able to conduct marketing activities and expand our operations.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

    ===================================== =========================
    Property                                   June 30, 2002
    ------------------------------------- -------------------------
    Cash                                           $1,776
    ------------------------------------- -------------------------
    Property and Equipment, net                     $630
    ===================================== =========================

Our Facilities. Our executive, administrative and operating office occupies an office space of approximately 500 square feet. We lease this space for $250 per month; the cost of this space will increase to $500 as of January 1, 2003. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions.

In April 2001, we issued 5,000,000 shares of our common stock to Frank Drechsler, our president, secretary and one of our directors, in exchange for services valued at $5,000.

In April 2001, we issued 1,000,000 shares of our common stock to Marc Seely, our secretary and one of our directors, in exchange for services valued at $1,000.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectuses where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors consent; and
     o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of September 4, 2002, there were seven record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register for sale 130,000 shares of common held by current security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Our existing shareholders have substantial influence over our operations and can significantly influence matters requiring shareholder approval. Frank Drechsler and Marc Seely, each of whom is one of our officers and directors, will beneficially own approximately 74% of our common stock following the completion of this offering if all of the shares of are sold, or approximately 88% if two thirds of the offered shares are sold. As a result, they will have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors, approval of significant corporate transactions and the ability to control the decision of whether a change in control will occur.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

======================================== ======= ============= ============= ===================== ==========================
Name and Principal Position               Year      Annual        Bonus ($)        Other Annual       All Other Compensation
                                                  Salary ($)                   Compensation ($)
---------------------------------------- ------- ------------- ------------- --------------------- --------------------------
Frank Drechsler - president, secretary   2001        None          None              None                    None
---------------------------------------- ------- ------------- ------------- --------------------- --------------------------
Marc Seely - treasurer                   2001        None          None              None                    None
======================================== ======= ============= ============= ===================== ==========================

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Compensation of Officers. As of September 4, 2002, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into an employment agreement with Frank Drechsler, although we do not currently know the terms of that employment agreement.

Financial Statements
--------------------

                             FINGER TIP DRIVE, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                       JUNE 30, 2002 AND DECEMBER 31, 2001

                             FINGER TIP DRIVE, INC.
                          (A Development Stage Company)

                                      INDEX




                                                                           PAGE
                                                                           ----
Independent Auditors' Report                                                  1

Balance Sheets as of June 30, 2002 and December 31, 2001                      2

Statements of Operations for the six months ended June 30, 2002, the period April 26, 2001 (inception) through December 31,
     2001, and the period April 26, 2001 (inception) through June
     30, 2002 3

Statement of Changes in Stockholders' Equity for the period April
26, 2001 (inception) through 4 June 30, 2002

Statements of Cash Flows for the six months ended June 30, 2002,              4
the period April 26, 2001 (inception) through December 31, 2001,
and the period April 26, 2001 (inception) through June 30, 2002           5 - 6

Notes to Financial Statements                                            7 - 11

                                                                 July 26, 2002

                          Independent Auditors' Report
                          ----------------------------

To the Board of Directors and Stockholders of Finger Tip Drive, Inc.


         We have audited the accompanying balance sheets of Finger Tip Drive, Inc. (a development stage company) as of June 30, 2002 and December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the six months ended June 30, 2002, the period April 26, 2001 (inception) through December 31, 2001, and the period April 26, 2001 (inception) through June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Finger Tip Drive, Inc. as of June 30, 2002 and December 31, 2001, and the results of its operations and its cash flows for the six months ended June 30, 2002, the period April 26, 2001 (inception) through December 31, 2001, and the period April 26, 2001 (inception) through June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.




                      Lesley, Thomas, Schwarz & Postma, Inc.
                      A  Professional Accountancy Corporation
                      Newport Beach, California

                             FINGER TIP DRIVE, INC.
                             ----------------------
                          (A Development Stage Company)
                          -----------------------------
                                 BALANCE SHEETS
                                 --------------

                                     ASSETS
                                     ------

                                                                          June 30,            December 31,
                                                                            2002                  2001
                                                                      ---------------      -----------------
ASSETS
   Cash                                                               $         1,776      $           3,046
                                                                      ---------------      -----------------

       Total current assets                                                     1,776                  3,046
                                                                      ---------------      -----------------

PROPERTY AND EQUIPMENT
   Computer equipment, net of accumulated depreciation
     of $102 and $0, respectively                                                 630                    ---
                                                                      ---------------      -----------------

       Total property and equipment                                               630                    ---
                                                                      ---------------      -----------------

         Total assets                                                 $         2,406      $           3,046
                                                                      ===============      =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
LIABILITIES                                                           $           ---      $             ---
                                                                      ---------------      -----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, $0.001 par value;
     5,000,000 shares authorized,
     no shares issued and outstanding
   Common stock, $0.001 par value;
     50,000,000 shares authorized,
     6,130,000 shares issued and outstanding                                    6,130                  6,130
   Additional paid-in capital                                                  28,274                 17,774
   Deficit accumulated during development stage                               (31,998)               (20,858)
                                                                      ---------------      -----------------

       Total stockholders' equity                                               2,406                  3,046
                                                                      ---------------      -----------------

         Total liabilities and stockholders' equity                   $         2,406      $           3,046
                                                                      ===============      =================



            See the accompanying notes to these financial statements

                             FINGER TIP DRIVE, INC.
                             ----------------------
                          (A Development Stage Company)
                          -----------------------------
                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                                                       April 26, 2001       April 26, 2001
                                                                     Six Months          (inception)          (inception)
                                                                       Ended               Through              Through
                                                                    June 30, 2002     December 31, 2001       June 30, 2002
                                                                 -----------------    -----------------     ---------------
REVENUE                                                           $            ---    $             190     $            190

GENERAL AND ADMINISTRATIVE EXPENSE                                          11,140               21,048               32,188
                                                                  ----------------    -----------------     ----------------
LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES
                                                                           (11,140)             (20,858)             (31,998)

PROVISION FOR INCOME TAXES                                                     ---                  ---                  ---
                                                                  ----------------    -----------------    -----------------

NET LOSS                                                          $        (11,140)   $         (20,858)   $         (31,998)
                                                                  ================    =================    =================

BASIC LOSS PER SHARE                                              $          (0.00)   $           (0.00)   $           (0.01)
                                                                  ================    =================    =================

DILUTIVE LOSS PER SHARE                                           $          (0.00)   $           (0.00)   $           (0.01)
                                                                  ================    =================    =================

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING                                                           6,130,000            5,965,061            6,035,141
                                                                  ================    =================    =================



            See the accompanying notes to these financial statements

                             FINGER TIP DRIVE, INC.
                             ----------------------
                          (A Development Stage Company)
                          ----------------------------

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  ---------------------------------------------
             PERIOD APRIL 26, 2001 (INCEPTION) THROUGH JUNE 30, 2002
             -------------------------------------------------------

                                                                                              Deficit
                                                                                            Accumulated
                                                      Common Stock            Additional      During
                                                 -------------------------      Paid-In     Development
                                                  Shares          Amount        Capital         Stage          Total
                                                 ----------    -----------   -----------    -----------    -----------
BALANCE, April 26, 2001 (inception)
                                                        ---    $       ---   $       ---    $       ---    $       ---

SHARES ISSUED, April 2001,
   (in exchange for incorporation expense
   and related services) (Note 4)
                                                  6,000,000          6,000           ---            ---          6,000

SHARES ISSUED for cash, May 2001
                                                     50,000             50         4,950            ---          5,000

SHARES ISSUED for cash, August 2001
                                                     40,000             40         3,960            ---          4,000

SHARES ISSUED for cash, September 2001
                                                     40,000             40         3,960            ---          4,000
ADDITIONAL PAID-IN CAPITAL
 (in exchange for executive services, rent,
  legal and office expenses) (Note 4)                   ---            ---        15,104            ---         15,104

FUND RAISING COSTS                                      ---            ---       (10,200)           ---        (10,200)

NET LOSS                                                ---            ---           ---        (20,858)       (20,858)
                                                 ----------    -----------   -----------    -----------    -----------

BALANCE, December 31, 2001                        6,130,000          6,130        17,774        (20,858)         3,046

ADDITIONAL  PAID-IN CAPITAL (in exchange for
   executive   services  and  rent  expense)
   (Note 4)                                             ---            ---        10,500            ---         10,500

NET LOSS                                                ---            ---           ---        (11,140)       (11,140)
                                                 ----------    -----------   -----------    -----------    -----------

BALANCE, June 30, 2002                            6,130,000    $     6,130   $    28,274    $   (31,998)   $     2,406
                                                 ==========    ===========   ===========    ===========    ===========



            See the accompanying notes to these financial statements

                             FINGER TIP DRIVE, INC.
                             ----------------------
                          (A Development Stage Company)
                          -----------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                                       April 26, 2001       April 26, 2001
                                                                     Six Months          (inception)          (inception)
                                                                       Ended               Through              Through
                                                                    June 30, 2002     December 31, 2001       June 30, 2002
                                                                 -----------------    -----------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                       $        (11,140)   $         (20,858)   $        (31,998)
   Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities
     Goods and services  provided in exchange for shares of
       common stock                                                            ---                6,000               6,000
     Goods  and   services   provided   in   exchange   for
       additional paid-in capital                                           10,500               15,104              25,604
     Depreciation expense                                                      102                  ---                 102
                                                                  ----------------    -----------------    ----------------

         Net cash provided by (used in) operating activities                  (538)                 246                (292)
                                                                  ----------------    -----------------     ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of computer equipment                                             (732)                 ---                (732)
                                                                  ----------------    -----------------     ----------------

         Net cash used in investing activities                                (732)                 ---                (732)
                                                                  ----------------    -----------------     ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                                                    ---               13,000              13,000
   Fund raising costs                                                          ---              (10,200)            (10,200)
                                                                  ----------------    -----------------    -----------------

         Net cash provided by financing activities                             ---                2,800               2,800
                                                                  ----------------    -----------------    -----------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                                                            (1,270)               3,046               1,776

CASH AND CASH EQUIVALENTS, beginning of period                               3,046                  ---                 ---
                                                                  ----------------    -----------------     ----------------

CASH AND CASH EQUIVALENTS, end of period                          $          1,776    $           3,046     $         1,776
                                                                  ================    =================     ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the period for interest                                           $            ---     $            ---
   Cash paid during the period for income taxes                                       $            ---     $            ---




SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
During the period ended June 30, 2002, the Company recorded additional paid-in capital of $9,000 and $1,500 for executive services and rent, respectively, provided by stockholders.
During the period ended December 31, 2001, the Company issued 6,000,000 shares of common stock for incorporation expenses and related services.
During the period ended December 31, 2001, the Company recorded additional paid-in capital of $12,000, $2,000, $1,000 and $104 for executive services, rent, legal and office expenses, respectively, provided by or paid for by stockholders.




            See the accompanying notes to these financial statements

                             FINGER TIP DRIVE, INC.
                             ----------------------
                          (A Development Stage Company)
                          ----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                       JUNE 30, 2002 AND DECEMBER 31, 2001
                       ------------------------------------

NOTE 1 - COMPANY OPERATIONS

         Finger Tip Drive, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the state of Nevada on April 26, 2001. Finger Tip Drive, Inc. was formed to be an online information management service that allows members to store, manage and share personal and business information from a single virtual location on the Internet.

         The Company has experienced net losses since its inception and had an accumulated deficit of approximately $32,000 and $21,000 at June 30, 2002 and December 31, 2001, respectively. Such losses are attributable to cash and non-cash losses resulting from costs incurred in the development of the Company's services and infrastructure. The Company expects operating losses to continue for the foreseeable future as it continues to develop and promote its services.

         On May 20, 2001 the Company extended a Private Placement Offering Memorandum to raise up to $250,000 in exchange for 2,500,000 shares of common stock on a "best efforts" basis. There can be no assurances that the total amount of the funds can be raised. No adjustments have been made to the accompanying financial statements to provide for any additional uncertainty.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies are summarized as follows:

         Development Stage - Finger Tip Drive, Inc. is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company is in the process of developing an online information management service that allows members to store, manage and share personal and business information from a single virtual location on the Internet. The Company currently has not generated any revenues from its development operations.

         Cash and Cash Equivalents - For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

         Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of three (3) years. Repairs and maintenance to property and equipment are expensed as incurred. When property and equipment are retired or disposed of, the related costs and accumulated depreciation and amortization are eliminated from the accounts and any gain or loss on such disposition is reflected in income.

         Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Fair Value of Financial Instruments - SFAS No. 107, "Disclosure about Fair Value of Financial Instruments" ("SFAS 107") requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 30, 2002 and December 31, 2001, the carrying value of cash and cash equivalents approximate fair value due to the short term nature of such instruments.

         Start-up Activities - The Company has adopted the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities including organization costs be expensed as incurred.

         Common Stock Issued for Services Rendered - The Company issued common stock for services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider recent stock offering prices and other factors in determining fair market value for purposed of valuing the common stock.

         Loss Per Share of Common Stock - Basic and diluted loss per share is computed using shares of common stock issued to date. Consideration is also given in the dilutive loss per share calculation for the dilutive effect of common stock equivalents which might result from the exercise of stock options. However, for the period presented, there were no common stock equivalents.

         Accounting Pronouncements - In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations," which is effective for business combinations initiated after June 30, 2001. SFAS 141 eliminates the pooling of interest method of accounting for business combinations and requires that all business combinations occurring after July 1, 2001 are accounted for under the purchase method. The Company has not been affected by SFAS 141.

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been previously issued. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. The Company has not been affected by SFAS 142.

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS 143 established standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS 143 to have a material impact on its financial statements.

         In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets of which to be disposed. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within these fiscal years, with early adoption encouraged. The Company does not expect SFAS 144 to have a material impact on its financial statements.

         In April, 2002, the FASB issued Statement of Financial Accounting Standards, No. 145, ("SFAS 145"), "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". The statement updates, clarifies and simplifies existing accounting pronouncements. Any gain or loss on extinguishment of debt that was classified, as an extraordinary item in prior periods presented that does not meet the criteria in Accounting Principles Board Opinion No. 30 for classification as an extraordinary item shall be reclassified. The provisions of SFAS 145 are effective for transactions occurring after May 15, 2002 with early adoption encouraged. The Company does not expect SFAS 145 to have material impact on its financial statements.

NOTE 3 - INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

         The components of the Company's income tax provision consist of:

                                                                                       April 26, 2001       April 26, 2001
                                                                     Six Months          (inception)          (inception)
                                                                       Ended               Through              Through
                                                                    June 30, 2002     December 31, 2001       June 30, 2002
                                                                 -----------------    -----------------     ---------------
Federal taxes  (deferred)  capitalized  start-up  costs for
   tax purposes                                                   $         (1,700)   $          (3,100)   $          (4,800)
Change in valuation account                                                  1,700                3,100                4,800
                                                                  ----------------    -----------------    -----------------

                                                                  $            ---    $             ---    $             ---
                                                                  ================    =================    =================

         Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities are as follows:

                                                                                            June 30,          December 31,
                                                                                              2002                 2001
                                                                                       ----------------     -----------------

         Deferred income taxes
             Capitalized start-up costs for tax purposes                               $          4,800     $           3,100
             Valuation allowance                                                                 (4,800)               (3,100)
                                                                                       ----------------     -----------------

                                                                                       $            ---     $             ---
                                                                                       ================     =================

         The Company has federal net operating loss carryforwards of approximately $20,000 that will expire through 2021. The Company's tax reporting year-end is December 31st. If the Company has a net operating loss carryforward from operations for the year ended December 31, 2002, it will expire in 2022.


NOTE 4 - RELATED PARTY TRANSACTIONS

         During the period ended December 31, 2001, the Company has recorded incorporation expenses and related services provided of $6,000 in exchange for 6,000,000 shares of common stock. These services were provided by the Company's officers. The fair value of those services received was not readily determinable. Management believes that the par value of the Company's common stock is a reasonable estimate for the services received.

         As mentioned in Note 1, the Company is in its development stage. During the periods ended December 31, 2001 and June 30, 2002, the Company's stockholders devoted time and provided computer and investor relations services to the benefit of the Company. These fees were estimated by management and totaled $9,000 and $12,000 for the six months ended June 30, 2002 and the period ended December 31, 2001, respectively. The stockholders have waived reimbursement for these services and have considered them as additional paid-in capital.

         The Company is currently utilizing office space provided by a stockholder. During the six months ended June 30, 2002 and the period ended December 31, 2001, the Company has recorded rent fees of $1,500 and $2,000, respectively which represents the Company's pro rata share of the office space being provided by a stockholder. The stockholders have waived reimbursement of the rent fees paid for and have considered them as additional paid-in capital.

         During the period ended December 31, 2001, the Company has recorded legal and office expenses of $1,000 and $104, respectively. These services were paid for by a stockholder. The stockholder has waived reimbursement of these fees and has considered them as additional paid-in capital.


NOTE 5 - STOCKHOLDERS' EQUITY

         The Company is authorized to issue up to 50,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock. Each share of common stock shall entitle the holder to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of preferred stock shall have no right to vote such shares, with certain exceptions as determined by the Board of Directors of this corporation or as otherwise provided by the Nevada General Corporation Law, as amended from to time.

         In April 2001, the Company issued 6,000,000 shares of its common stock to its founders in exchange for reimbursement of organizational costs and related expenses.

         During the period ended December 31, 2001, the Company conducted a Regulation D, Rule 506 Offering ("Rule 506 Offering") of the common stock. As part of the Rule 506 Offering, the Company issued 130,000 shares of common stock by aggregate cash consideration of $13,000. Legal and filing expenses in connection with this offering were $10,200. These shares were issued as follows:

    In May, 2001 50,000 shares of common stock were issued for $5,000 cash.

    In August, 2001 40,000 shares of common stock were issued for $4,000 cash.

    In September, 2001 40,000 shares of common stock were issued for $4,000 cash

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In July 2002, our Board of Directors appointed Lesley, Thomas, Schwarz & Postma, Inc., independent accountants, to audit our financials statements from April 26, 2001, our date of formation, through June 30, 2002.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from April 26, 2001, our date of formation, through June 30, 2002, appearing in this prospectus which is part of a Registration Statement have been audited by Lesley, Thomas, Schwarz & Postma, Inc. and are included in reliance upon such reports given upon the authority of Lesley, Thomas, Schwarz & Postma, Inc. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

         PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $15.59
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $5,000.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In May through August 2001, we issued 130,000 shares of our common stock to five shareholders in exchange for $13,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The net proceeds were approximately $13,000. All of the investors were non-U.S. persons and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchasers of the securities certified that they were not U.S. persons and they were not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

In April 2001, we issued 1,000,000 shares of our common stock to Marc Seely, our treasurer and one of our directors, in exchange for services valued at $1,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Seely has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Seely had sufficient access to material information about us because he is our treasurer and one of our directors.

In April 2001, we issued 5,000,000 shares of our common stock to Frank Drechsler, our president, secretary and one of our directors, in exchange for services valued at $5,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Drechsler has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Drechsler had sufficient access to material information about us because he is our president, secretary and one of our directors.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.            Underwriting Agreement (not applicable)

3.1           Amended and Restated Articles of Incorporation

3.2           Bylaws

5.            Executed Opinion Re: Legality

8.            Opinion Re: Tax Matters (not applicable)

11.           Statement Re: Computation of Per Share Earnings*

15.           Letter on unaudited interim financial information (not applicable)

23.1          Consent of Auditors

23.2          Consent of Counsel**

*        Included in Financial Statements
**       Included in Exhibit 5


Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Huntington Beach, State of California, on September 4, 2002.

Finger Tip Drive, Inc.,
a Nevada corporation

/s/ Frank Drechsler
--------------------------------------------
Frank Drechsler
principal executive officer
president, secretary, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Frank Drechsler                                  September 4, 2002
--------------------------------------------
Frank Drechsler
principal executive officer
president, secretary, director


/s/ Marc Seely                                       September 4, 2002
--------------------------------------------
Marc Seely
principal financial officer
treasurer, director